EXHIBIT 99.3

SNAP-ON INCORPORATED
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of Snap-on Incorporated (“Snap-on” or the “company”) and the ProQuest Business Solutions and related entities (“PQBS”) segment of ProQuest Company, after giving effect to
Snap-on’s acquisition of PQBS (the “Acquisition”) on November 28, 2006. The accompanying pro forma adjustments also reflect the impacts of unsecured commercial paper issued by Snap-on (the “Commercial Paper”) to fund a portion of the Acquisition purchase price, as well as the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2006, is presented as if the Acquisition and Commercial Paper issuances occurred on September 30, 2006. The unaudited pro forma condensed consolidated statement of earnings of Snap-on and PQBS for the year ended December 31, 2005, and for the nine months ended September 30, 2006, are presented as if the Acquisition and Commercial Paper issuances had taken place on January 2, 2005 (beginning of fiscal 2005).

The Acquisition’s preliminary purchase price allocation in the unaudited pro forma condensed consolidated financial statements is based upon the estimated fair values of certain assets and liabilities and is subject to change upon the completion of the purchase accounting valuation and the determination of the working capital adjustment. The preliminary fair values of certain assets and liabilities have been determined with the assistance of a third-party valuation firm. We expect to finalize purchase accounting within twelve months of the Acquisition date.

The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of Snap-on that would have been reported had the Acquisition and Commercial Paper issuances been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Snap-on. The unaudited pro forma condensed consolidated financial statements do not reflect any incremental revenues, operating efficiencies or cost savings that Snap-on may achieve with respect to the consolidated companies. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Snap-on included in its periodic reports filed with the Securities and Exchange Commission, including its annual report on Form 10-K filed February 21, 2006, and in its quarterly reports on Form 10-Q, along with the combined financial statements and accompanying notes of PQBS included in the PQBS 2005 audited combined financial statements and in the PQBS unaudited combined financial statements for the 39-week periods ended September 30, 2006 and October 1, 2005, filed herewith.

SNAP-ON INCORPORATED
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2006

	Historical		Pro Forma Adjustments		Pro Forma
(Amounts in millions)	Snap-on	PQBS	(Note 4)		Consolidated
Assets
Current assets
Cash and cash equivalents	$246.0	$9.5	$(203.0)	(A)	$52.5
Accounts receivable - net	502.4	31.7	--		534.1
Inventories	312.6	1.6	--		314.2
Deferred income tax benefits	81.4	1.7	(1.7)	(B)	81.4
Prepaid expenses and other assets	69.4	5.8	(2.3)	(C)	72.9

Total current assets	1,211.8	50.3	(207.0)		1,055.1
Property and equipment - net	279.9	3.9	--		283.8
Deferred income tax benefits	66.8	0.4	(0.4)	(B)	66.8
Goodwill	419.6	51.7	298.8	(D)	770.1
Other intangibles - net	65.2	55.0	139.7	(E)	259.9
Pension assets	20.7	--	--		20.7
Other assets	105.5	22.6	17.3	(F)	145.4

Total assets	$2,169.5	$183.9	$248.4		$2,601.8

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$168.0	$14.2	$--		$182.2
Notes payable and current maturities
of long-term debt	17.7	12.0	5.0	(I)	34.7
Accrued benefits	32.7	--	--		32.7
Accrued compensation	75.4	5.3	--		80.7
Franchisee deposits	43.3	--	--		43.3
Deferred subscription revenue	19.0	11.4	(3.8)	(G)	26.6
Income taxes	36.5	1.0	--		37.5
Accrued litigation settlement	38.0	--	--		38.0
Other accrued liabilities	169.4	10.6	8.0	(H)	188.0

Total current liabilities	600.0	54.5	9.2		663.7
Long-term debt	198.1	9.7	300.0	(I)	507.8
Deferred income taxes	73.1	--	18.0	(J)	91.1
Retiree health care benefits	89.3	--	--		89.3
Pension liabilities	107.1	--	--		107.1
Other long-term liabilities	70.5	41.6	(0.7)	(K)	111.4

Total liabilities	1,138.1	105.8	326.5		1,570.4
Shareholders’ equity	1,031.4	78.1	(78.1)	(L)	1,031.4

Total liabilities and shareholders’ equity	$2,169.5	$183.9	$248.4		$2,601.8

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

SNAP-ON INCORPORATED
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
For the Nine Months Ended September 30, 2006

	Historical		Pro Forma Adjustments		Pro Forma
(Amounts in millions, except per share data)	Snap-on	PQBS	(Note 4)		Consolidated
Net sales	$1,817.4	$138.4	$--		$1,955.8
Cost of goods sold	(1,015.9)	(51.3)	--		(1,067.2)

Gross profit	801.5	87.1	--		888.6
Financial services revenue	34.2	--	--		34.2
Financial services expenses	(26.2)	--	--		(26.2)

Operating income from financial services	8.0	--	--		8.0
Operating expenses:
Selling, general and administrative	(665.8)	(51.5)	(8.1)	(E)	(725.4)
Litigation settlement	(38.0)	--	--		(38.0)

Total operating expenses	(703.8)	(51.5)	(8.1)		(763.4)

Operating earnings (loss)	105.7	35.6	(8.1)		133.2
Interest expense	(13.6)	(2.4)	(12.4)	(M)	(28.4)
Other income (expense) - net	0.4	2.4	--		2.8

Earnings (loss) before income taxes	92.5	35.6	(20.5)		107.6
Income tax benefit (expense)	(30.4)	(12.7)	7.2	(N)	(35.9)

Net earnings (loss)	$62.1	$22.9	$(13.3)		$71.7

Earnings per share:
Basic	$1.07				$1.23
Diluted	$1.05				$1.21
Weighted-average shares outstanding:
Basic	58.2				58.2
Effect of dilutive options	0.9				0.9

Diluted	59.1				59.1

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

SNAP-ON INCORPORATED
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
For the Year Ended December 31, 2005

	Historical		Pro Forma Adjustments		Pro Forma
(Amounts in millions, except per share data)	Snap-on	PQBS	(Note 4)		Consolidated
Net sales	$2,308.6	$182.9	$--		$2,491.5
Cost of goods sold	(1,288.7)	(69.8)	--		(1,358.5)

Gross profit	1,019.9	113.1	--		1,133.0
Financial services revenue	53.6	--	--		53.6
Financial services expenses	(37.9)	--	--		(37.9)

Operating income from financial services	15.7	--	--		15.7
Operating expenses	(867.6)	(69.7)	(10.7)	(E)	(948.0)

Operating earnings (loss)	168.0	43.4	(10.7)		200.7
Interest expense	(21.7)	(5.9)	(16.5)	(M)	(44.1)
Other income (expense) - net	1.7	1.8	--		3.5

Earnings (loss) before income taxes	148.0	39.3	(27.2)		160.1
Income tax benefit (expense)	(55.1)	(14.3)	9.5	(N)	(59.9)

Net earnings (loss)	$92.9	$25.0	$(17.7)		$100.2

Earnings per share:
Basic	$1.61				$1.73
Diluted	$1.59				$1.72
Weighted-average shares outstanding:
Basic	57.8				57.8
Effect of dilutive options	0.6				0.6

Diluted	58.4				58.4

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

SNAP-ON INCORPORATED
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2006, and the unaudited pro forma condensed consolidated statements of earnings for the nine months ended September 30, 2006, and for the year ended December 31, 2005, are based on the historical financial statements of Snap-on Incorporated (“Snap-on” or the “company”) and the ProQuest Business Solutions and related entities (“PQBS”) segment of ProQuest Company, after giving effect to Snap-on’s acquisition of PQBS (the “Acquisition”) on November 28, 2006. The accompanying pro forma adjustments also reflect the impacts of unsecured commercial paper issued by Snap-on (the “Commercial Paper”) to fund a portion of the Acquisition, as well as the assumptions and adjustments described in the notes herein. PQBS and Snap-on have the same fiscal and quarterly period ends. Certain historical balances have been reclassified to conform to the pro forma condensed consolidated presentation.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2006, is presented as if the Acquisition and Commercial Paper issuances occurred on September 30, 2006. The unaudited pro forma condensed consolidated statement of earnings of Snap-on and PQBS for the year ended December 31, 2005, and for the nine months ended September 30, 2006, are presented as if the Acquisition and Commercial Paper issuances had taken place on January 2, 2005 (beginning of fiscal 2005).

The Acquisition’s preliminary purchase price allocation in the unaudited pro forma condensed consolidated financial statements is based upon the estimated fair values of certain assets and liabilities and is subject to change upon the completion of the purchase accounting valuation and the determination of the working capital adjustment. The preliminary fair values of certain assets and liabilities have been determined with the assistance of a third-party valuation firm. We expect to finalize purchase accounting within twelve months of the Acquisition date.

The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of Snap-on that would have been reported had the Acquisition and Commercial Paper issuances been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Snap-on. The unaudited pro forma condensed consolidated financial statements do not reflect any incremental revenues, operating efficiencies or cost savings that Snap-on may achieve with respect to the consolidated companies. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Snap-on included in its periodic reports filed with the Securities and Exchange Commission, including its annual report on Form 10-K filed February 21, 2006, and in its quarterly reports on Form 10-Q, along with the combined financial statements and accompanying notes of PQBS included in the PQBS 2005 audited combined financial statements and in the PQBS unaudited combined financial statements for the 39-week periods ended September 30, 2006 and October 1, 2005, filed herewith.

2. ProQuest Business Solutions Acquisition

Snap-on and ProQuest Company entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) on October 20, 2006, which was amended on November 1, 2006, pursuant to which Snap-on would acquire PQBS for a preliminary purchase price of $516 million (including $8 million of estimated transaction costs) in cash plus the assumption of approximately $19 million of debt. On November 28, 2006, Snap-on completed the Acquisition of PQBS and has included the financial results of PQBS in the company’s consolidated financial statements beginning on that date. The total preliminary purchase price is further subject to a working capital adjustment expected to be settled in the first quarter of 2007.

Under purchase accounting, the total preliminary purchase price will be allocated to PQBS’s net tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of November 28, 2006. The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill.

Identifiable intangible assets acquired consist of customer relationships and developed technology. The preliminary estimated fair value of identifiable intangible assets was determined with the assistance of a third-party valuation specialist. Customer relationships represent the underlying relationships and agreements with customers of PQBS’s installed product base. Developed technology, which comprises products that have reached technological feasibility, includes products in most of PQBS’s product lines, principally the electronic parts catalog (“EPC”) business.

SNAP-ON INCORPORATED
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Continued)

3. Unsecured Commercial Paper

Funding for the Acquisition included proceeds from the issuance of unsecured commercial paper obligations in an aggregate principal amount of $305 million with varying maturity dates. The commercial paper was offered and sold in privately negotiated transactions pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended.

In connection with the PQBS Acquisition, Snap-on increased its total committed credit facilities by $250 million to $670 million, of which $352 million remained available after closing of the Acquisition. See Snap-on’s filing on Form 8-K dated November 10, 2006, for a description of the $250 million revolving credit facility.

4. Pro Forma Adjustments (Dollars in millions)

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet and condensed consolidated statement of earnings:

(A)	To record the following adjustments to cash and cash equivalents:

To record proceeds from issuance of Commercial Paper	$305.0
To record cash paid for PQBS	(508.0)

Total adjustments to cash and cash equivalents	$(203.0)

(B)	To eliminate PQBS’s $1.7 million current deferred income tax benefit and $0.4 million long-term deferred income tax benefit.

(C)	To eliminate PQBS’s $2.3 million intercompany receivable from ProQuest Company, as it was not acquired.

(D)	To record the following adjustments to goodwill:

To record the elimination of PQBS’s historical net goodwill	$(51.7)
To record the preliminary fair value of goodwill	350.5

Total adjustments to goodwill	$298.8

(E)	To record the difference between the preliminary fair value and the historical amount of PQBS’s intangible assets and the related amortization expense.

	Historical Amount, Net	Preliminary Fair Value	Increase (Decrease)	Annual Amortization	Nine Months Amortization	Estimated Useful Life
Customer relationships	$47.1	$166.4	$119.3	$10.4	$7.8	16 yrs.
Developed technology	7.5	28.3	20.8	5.1	3.9	5.5 yrs.
Trademarks	0.4	--	(0.4)	--	--	--

Total identifiable intangibles	$55.0	$194.7	$139.7	$15.5	$11.7

PQBS historical amortization				(4.8)	(3.6)

Net increase in amortization				$10.7	$8.1

(F)	In 2000 PQBS entered into a Limited Liability Company Agreement with General Motors Corporation, and Ford Motor Company (the OEM Members) to form OEConnection (“OEC”). PQBS contributed a product, CollisionLink, and “seconded” a 15 person management and development team, while each of the OEM Members contributed cash. OEC extends the established electronic parts catalog business by providing dealers and their wholesale customers a comprehensive, secure e-commerce portal. OEC has established and maintains this portal with the primary objective of facilitating the sale of original equipment automotive parts delivered through the franchised automotive dealership channel. Snap-on has recorded the preliminary fair value of PQBS’s investment in OEConnection LLC:

	Historical Amount, Net	Preliminary Fair Value	Increase
Investment in OEConnection LLC	$ 3.4	$ 20.7	$ 17.3

SNAP-ON INCORPORATED
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Continued)

(G)	To record the difference between the preliminary fair value and the historical amount of PQBS’s current deferred revenue:

	Historical Amount, Net	Preliminary Fair Value	Decrease
Deferred subscription revenue	$ 11.4	$ 7.6	$ (3.8)

(H)	To record the estimated Acquisition-related transaction costs of $8 million.

(I)	To record the $305 million of Commercial Paper issuances, including $5.0 million in “Notes payable and current maturities of long-term debt” and $300.0 million in “Long-term debt” on the accompanying unaudited pro forma condensed consolidated balance sheet. Snap-on has presented $300 million of the Commercial Paper as long-term as it expects to refinance this amount as long-term debt.

(J)	To record the preliminary estimate of the deferred tax liability related to non-tax deductible foreign intangibles:

	Preliminary Fair Value	Statutory Tax Rate	Deferred Tax Liability
Non-tax deductible foreign intangibles	$ 60.0	30.0%	$ 18.0

(K)	To record the difference between the preliminary fair value and the historical amount of the Dealer Computer Services Inc. (“DCS”) estimated future purchase price:

	Historical Amount, Net	Preliminary Fair Value	Decrease
Long-term DCS estimated future purchase price:	$ 39.9	$ 39.2	$ (0.7)

(L)	To eliminate PQBS’s historical stockholder’s equity of $78.1 million.

(M)	To record interest expense associated with the Commercial Paper issuances. The pro forma condensed consolidated statements of earnings do not assume any reductions in interest for principal repayments of the initial borrowings under the Commercial Paper issuances or changes in interest rates.

	Amount	Estimated Annual Interest Rate	Increase in Annual Interest Expense	Increase in Nine Months Interest Expense
Commercial Paper	$ 305.0	5.32%	$ 16.5	$ 12.4

(N)	To record income tax impact on pro forma adjustments at a 35.0% effective income tax rate. The pro forma consolidated provision for income taxes does reflect the amounts that would have resulted had Snap-on and PQBS filed consolidated income tax returns during the periods presented.

	Year Ended December 31, 2005	Nine Months Ended September 30, 2006
Pro forma loss adjustments before income taxes	$ (27.2)	$ (20.5)
Effective income tax rate	35.0%	35.0%

Pro forma income tax benefit	$ 9.5	$ 7.2